                         Securities Act of 1933 File No. _________
                         (If application to determine eligibility of trustee
                         for delayed offering  pursuant to  Section 305 (b) (2))
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM T-1
         STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

          CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                  PURSUANT TO SECTION 305(b)(2) ________________

                                -----------------

                            THE CHASE MANHATTAN BANK
                             (NATIONAL ASSOCIATION)
               (Exact name of trustee as specified in its charter)

                                   13-2633612
                     (I.R.S. Employer Identification Number)

                   1 CHASE MANHATTAN PLAZA, NEW YORK, NEW YORK
                    (Address of principal executive offices)

                                      10081
                                   (Zip Code)
                                 ---------------
                         TOYOTA MOTOR CREDIT CORPORATION
              (Exact  name of obligor as specified in its charter)

                                   CALIFORNIA
         (State or other jurisdiction of incorporation  or organization)

                                   95-3775816
                      (I.R.S. Employer Identification No.)

                           19001 SOUTH WESTERN AVENUE
                              TORRANCE, CALIFORNIA
                     (Address principal  executive offices)

                                      90509
                                   (Zip Code)
                        ---------------------------------
                                DEBT SECURITIES
                       (Title of the indenture securities)
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ITEM 1.  GENERAL INFORMATION.

          Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

               Comptroller of the Currency, Washington, D.C.

               Board of Governors of The Federal Reserve System,
                 Washington, D. C.

     (b)  Whether it is authorized to exercise  corporate trust powers.

               Yes.

ITEM 2.  AFFILIATIONS WITH THE OBLIGOR.

          If the obligor is an affiliate of the trustee, describe each such affiliation.

          The Trustee is not the obligor, nor is the Trustee directly or indirectly controlling, controlled by, or under common control with the obligor.

          (See Note on Page 2.)

ITEM 16.  LIST OF EXHIBITS.

     List below all exhibits filed as a part of this statement of eligibility. *1. -- A copy of the articles of association of the trustee as now in effect . (See Exhibit T-1 (Item 12), Registration No. 33-55626.) *2. -- Copies of the respective authorizations of The Chase Manhattan Bank
               (National Association) and The Chase Bank of New York (National Association) to commence business and a copy of approval of merger of said corporations, all of which documents are still in effect. (See Exhibit T-1 (Item 12), Registration No. 2-67437.)
     *3. -- Copies of authorizations of The Chase Manhattan Bank  (National
             Association) to exercise corporate trust powers, both of which documents are still in effect. (See Exhibit T-1 (Item 12), Registration No. 2-67437.)
     *4. -- A copy of the existing by-laws of the trustee.  (See Exhibit T-1
             (Item 12(a)), Registration No. 33-28806.)
     *5. -- A copy of each indenture referred to in Item 4, if the obligor is in default. (Not applicable.)
     *6. -- The  consents of United States institutional trustees required by
              Section 321(b) of the Act. (See Exhibit T-1, (Item 12), Registration No. 22-19019.)
      7. -- A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

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     *The Exhibits thus designated are incorporated herein by reference. Following the description of such Exhibits is a reference to the copy of the Exhibit heretofore filed with the Securities and Exchange Commission, to which there have been no amendments or changes.

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                                       1.

                                      NOTE

          Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base a responsive answer to Item 2 the answer to said Item is based on incomplete information.

          Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.



                                   SIGNATURE

          Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, The Chase Manhattan Bank (National Association), a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and the State of New York, on the 14th day of February, 1994.









                                                    THE CHASE MANHATTAN BANK
                                              (NATIONAL ASSOCIATION)





                                                       /s/    Denise Long
                                                    ----------------------------
                                                    By: Denise Long,
                                                         Corporate Trust Officer



                                       2.

                                    EXHIBIT 7

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REPORT OF CONDITION
Consolidating domestic and foreign subsidiaries of
THE CHASE MANHATTAN BANK, N.A.
of New York in the State of New York, at the close of business on December 31, 1993, published in response to call made by
Comptroller of the Currency, under title 12, United States Code, Section 161.

CHARTER NUMBER 2370                                                     COMPTROLLER OF THE CURRENCY NORTHEASTERN DISTRICT

STATEMENT OF RESOURCES AND LIABILITIES

                                                  ASSETS                                                        THOUSANDS
                                                                                                               OF DOLLARS
Cash and balances due from depository institutions:
   Noninterest-bearing balances and currency and coin. . . . . . . . . . . . . . . . . . . . . . . . . . . .   $5,778,428
   Interest-bearing balances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5,431,174
Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7,439,029
Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries. and in IBFs:
   Federal funds sold  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3,982,694
   Securities purchased under agreements to resell . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            0
Loans and lease financing receivables:
   Loans and leases. net of unearned income. . . . . . . . . . . . . . . . . . . . . . . . . . .$48,856,930
   LESS: Allowance for loan and lease losses . . . . . . . . . . . . . . . . . . . . . . . . . .  1,065,877
   LESS: Allocated transfer risk reserve . . . . . . . . . . . . . . . . . . . . . . . . . . . .          0
                                                                                                    -------
Loans and leases, net of unearned income, allowance, and reserve . . . . . . . . . . . . . . . . . . . . . .   47,791,053
Assets held in trading accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6,244,939
Premises and fixed assets (including capitalized leases) . . . . . . . . . . . . . . . . . . . . . . . . . .    1,617,111
Other real estate owned  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1,189,024
Investments in unconsolidated subsidiaries and associated companies. . . . . . . . . . . . . . . . . . . . .       67,637
Customers' liability to this bank on acceptances outstanding . . . . . . . . . . . . . . . . . . . . . . . .      774,020
Intangible assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      354,023
Other assets   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3,520,283
                                                                                                               -----------
TOTAL ASSETS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $84,189,415
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                                               LIABILITIES
Deposits:
   In domestic offices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $34,624,513
        Noninterest-bearing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $13,739,371
        Interest-bearing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20,885,142
                                                                                                -----------
   In foreign offices, Edge and Agreement subsidiaries, and IBFs . . . . . . . . . . . . . . . . . . . . .     30,660,808
       Noninterest-bearing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $2,473,222
       Interest-bearing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28,187,586
                                                                                                 ----------
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries,and in IBF's:
   Federal funds purchased . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2,829,219
   Securities sold under agreements to repurchase. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      140,462
Demand notes issued to the U.S. Treasury . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       25,000
Other borrowed money . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2,618,185
Mortgage indebtedness and obligations under capitalized leases . . . . . . . . . . . . . . . . . . . . . . .       41,366
Bank's liability on acceptances, executed and outstanding. . . . . . . . . . . . . . . . . . . . . . . . . .      780,289
Subordinated notes and debentures. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2,360,000
Other liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3,697,556
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TOTAL LIABILITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $77,777,398
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Limited-life preferred stock and related surplus . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            0

                                             EQUITY CAPITAL

Perpetual preferred stock and related surplus. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            0
Common stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      910,494
Surplus  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4,382,506
Undivided profits and capital reserves . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      920,258
Net unrealized gains on available-for-sale securities. . . . . . . . . . . . . . . . . . . . . . . . . . . .      187,683
Cumulative foreign currency translation adjustments. . . . . . . . . . . . . . . . . . . . . . . . . . . . .       11,076
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TOTAL EQUITY CAPITAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6,412,017
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TOTAL LIABILITIES, LIMITED-LIFE PREFERRED STOCK, AND
   EQUITY CAPITAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $84,189,415
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I, Lester J. Stephens, Jr., Senior Vice President and Controller of the above-named bank do hereby declare that this Report of
                              Condition is true and correct to the best of my knowledge and belief.

                                                            (Signed) Lester J. Stephens, Jr.

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities.  We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

(Signed)  Thomas G. Labrecque
(Signed)  Arthur F. Ryan             Directors
(Signed)  Richard J. Doyle

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